As filed with the Securities and Exchange Commission on January 10, 2001
                                                   Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              VALUESTAR CORPORATION
             (Exact name of registrant as specified in its charter)

           Colorado                                       84-1202005
 (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                        Identification No.)

                          360 - 22nd Street, Suite 210
                            Oakland, California 94612
               (Address of Principal Executive Offices) (Zip Code)

                           2000 Equity Incentive Plan
                            (Full title of the Plans)

                                   James Stein
                      President and Chief Executive Officer
                              VALUESTAR CORPORATION
             360 - 22nd Street, Suite 210, Oakland, California 94612
                     (Name and address of agent for service)

                         Telephone Number (510) 814-7070
          (Telephone number, including area code, of agent for service)
                                    Copy to:
                               Donald Reinke, Esq.
                                  Kay F. Rubin
                            Bay Venture Counsel, LLP
                        1999 Harrison Street, Suite 1300
                            Oakland, California 94612
                               -------------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                        Proposed Maximum         Proposed Maximum
  Title of Securities to          Amount to be           Offering Price         Aggregate Offering           Amount of
       be Registered               Registered               per Share                 Price              Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

Shares subject to                    330,000                 $3.55(1)                  $1,171,500              $292.88
outstanding stock options
under the 2000 Equity
Incentive Plan

Shares issuable under the          2,170,000                 $0.875(2)                 $1,898,750              $474.69
2000 Equity Incentive Plan
options available for grant

(1) Weighted average exercise price based on stock option exercise prices ranging from $3.00 to $4.00 per share.
(2) Estimated in accordance  with Rule 457(h) of the Securities Act of 1933, as amended,  solely for the purpose of calculating  the registration  fee on the basis of $0.875 per share (which is the average of the high and low prices of Registrant's  Common Stock as reported on the OTC Bulletin Board on January 5, 2001.
====================================================================================================================================

                                EXPLANATORY NOTE


                   This Registration Statement is being filed to register 2,500,000 shares of the common stock, par value $.00025, per share of ValueStar Corporation which have been reserved for issuance under the Company's 2000 Equity Incentive Plan, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by ValueStar Corporation (the "Registrant") with the Securities and Exchange Commission (the "SEC"):

         (a) Registrant's Form 10-KSB for the fiscal year ended June 30, 2000, as filed with the SEC on September 25, 2000;

         (b) Registrant's Form 10-QSB for the quarterly period ended September 30, 2000, as filed with the SEC on November 13, 2000;

         (c) Registrant's Form 10-QSB/A for the quarterly period ended March 31, 2000, as filed with the SEC on November 13, 2000;

         (d)   Registrant's   Form  10-QSB/A  for  the  quarterly  period  ended
               December 31, 1999, as filed with the SEC on November 13, 2000;

         (e)   Registrant's  Form 8-K,  as filed with the SEC on  September  29,
               2000;

         (f) The description of Registrant's Common Stock contained in Item 8 of Part I of the Registrant's Registration Statement on Form 10-SB filed with the SEC on May 29, 1997, including any amendment or report filed for the purpose of updating such description.

         All documents  filed by the Registrant  pursuant to Sections 13 (a), 13
(c), 14 and 15 (d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.


Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         As permitted by Colorado law, the registrant's Articles of Incorporation provide that no director of the registrant shall be personally liable to the registrant or any shareholder thereof for monetary damages for breach of his fiduciary duty as a director, except liability (i) for any breach of a Director's duty of loyalty to the registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts in violation of Section 7-108-403 of the Colorado Business Corporation Act, as it now exists or may be amended, or (iv) for any transaction from which the Director derives an improper personal benefit.

         As permitted by Colorado law, the registrant's Articles of Incorporation also provide that the registrant will indemnify its officers, directors, employees and agents against attorneys' fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of the registrant as long as, in any such action, they acted in good faith and in his or her official capacity acted in a manner reasonably believed to be in the best interests of the registrant or in all other cases his or her conduct was not opposed to the registrant's best interests. However no indemnification shall be made if a person is adjudged to be liable for negligence or misconduct in the performance of his duty to the registrant. The registrant may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if the registrant is so entitled.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8.        Exhibits.
               The  following  exhibits  are filed as  part of this Registration
               Statement:

         Exhibit Number       Description

                5*            Opinion of Bay Venture Counsel LLP.

                10.1 2000 Equity Incentive Plan dated August 31, 1999 and approved by Registrant's shareholders on November 19, 1999 (filed as Exhibit 10.21 to Registrant's Annual Report on Form 10KSB as filed on September 25, 2000, and incorporated by reference herein).

                10.2 Standard Form of Stock Option Agreement under the 2000 Equity Incentive Plan (filed as Exhibit
                              10.21.1 to Registrant's annual report on Form 10 KSB as filed on September 25, 2000, and incorporated by reference herein).

                23.1 Consent of Bay Venture Counsel LLP (contained in opinion filed as Exhibit 5).

                23.2*         Consent of Moss Adams LLP.

                24 Power of Attorney (set forth on the signature page of this Registration Statement).
                ----------------
                *filed herewith.

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on January 10, 2001.

VALUESTAR CORPORATION,
a Colorado corporation



By:  /s/ James Stein
     ------------------------------
         James Stein
         President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James Stein as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Signature                                                    Title                                                    Date
---------                                                    -----                                                    ----

/s/ James Stein                                  President, Chief Executive Officer                               January 10, 2001
-------------------------                    and Director (Principal Executive Officer)
James Stein


/s/ Michael J. Kelly*                                       Controller                                            January 10, 2001
-------------------------                          (Principal Accounting Officer)
Michael J. Kelly


/s/ James A. Barnes*                              Treasurer, Secretary and Director                               January 10, 2001
-------------------------                           (Principal Financial Officer)
James A. Barnes


/s/ J. Mitchell Hull*                                        Director                                             January 10, 2001
-------------------------
J. Mitchell Hull


/s/ Fritz T. Beesemyer*                                      Director                                             January 10, 2001
-------------------------
Fritz T. Beesemyer


/s/ Joshua M. Felser*                                        Director                                             January 10, 2001
-------------------------
Joshua M. Felser


/s/ Steve Ledger*                                            Director                                             January 10, 2001
-------------------------
Steve Ledger


/s/ Jeffrey J. Holland*                                      Director                                             January 10, 2001
-------------------------
Jeffrey J. Holland

*James Stein, Attorney-in-fact

                                   EXHIBIT INDEX

        Exhibit Number       Description

                5*            Opinion of Bay Venture Counsel LLP.

                10.1 2000 Equity Incentive Plan dated August 31, 1999 and approved by Registrant's shareholders on November 19, 1999 (filed as Exhibit 10.21 to Registrant's Annual Report on Form 10KSB as filed on September 25, 2000, and incorporated by reference herein).

                10.2 Standard Form of Stock Option Agreement under the 2000 Equity Incentive Plan (filed as Exhibit
                              10.21.1 to Registrant's annual report on Form 10 KSB as filed on September 25, 2000, and incorporated by reference herein).

                23.1 Consent of Bay Venture Counsel LLP (contained in opinion filed as Exhibit 5).

                23.2*         Consent of Moss Adams LLP.

                24 Power of Attorney (set forth on the signature page of this Registration Statement).
                ----------------
                *filed herewith.